Exhibit 99.2

HTLF®

Strength. Insight. Growth.

HEARTLAND FINANCIAL USA, INC.
1800 LARIMER STREET, SUITE 1800
DENVER, CO 80202
ATTN: JAY L. KIM

SCAN TO
VIEW MATERIALS & VOTE

VOTE AT VIRTUAL MEETING
The company will hold a virtual special meeting on Tuesday, August 6, 2024 at 1:00 p.m., Mountain Time. You will be able to attend the special meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HTLF2024SM. You will need the 16-digit control number contained in this proxy card.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 5, 2024 for shares held directly and by 11:59 p.m. Eastern Time on August 1, 2024 for shares held in a retirement plan account. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 5, 2024 for shares held directly and by 11:59 p.m. Eastern Time on August 1, 2024 for shares held in a retirement plan account. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53609-S93030

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEARTLAND FINANCIAL USA, INC.

The Board of Directors recommends a vote "**FOR**" Proposals 1, 2 and 3.

	For	Against	Abstain
1. **HTLF merger proposal**: Proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 28, 2024, by and among UMB Financial Corporation, Heartland Financial USA, Inc. ("HTLF") and Blue Sky Merger Sub Inc. and the transactions contemplated thereby;	☐	☐	☐
2. **HTLF compensation proposal**: Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to HTLF's named executive officers that is based on or otherwise relates to the mergers; and	☐	☐	☐
3. **HTLF adjournment proposal**: Proposal to adjourn or postpone the HTLF special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the HTLF merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of HTLF common stock.	☐	☐	☐

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME(S) APPEAR(S). ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com. V53610-S93030 HEARTLAND FINANCIAL USA, INC. Special Meeting of Stockholders August 6, 2024 at 1:00 p.m., Mountain Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Jay L. Kim and Kevin L. Thompson, or either one of them acting in the absence of the other, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote at the special meeting of stockholders of Heartland Financial USA, Inc. to be held online at www.virtualshareholdermeeting.com/HTLF2024SM on August 6, 2024 at 1:00 p.m., Mountain Time, or any adjournment or postponement thereof, in accordance with the direction set forth herein, hereby revoking any proxy heretofore given. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3. (Continued, and to be marked, dated and signed, on the other side)